Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements listed below of our reports dated February 25, 2005, relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting and the financial statement schedule, which appear in this Form 10-K.

On Form S-3:		Relating to:
File No.	333-75148	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-99273	United States Steel Corporation Debt Securities, Preferred Stock and Depository Shares, Common Stock, Warrants, Stock Purchase Units and Stock Purchase Contracts Registration Statement

	333-108131	United States Steel Corporation Dividend Reinvestment and Stock Purchase Plan

	333-112257	United States Steel Corporation Debt Securities, Preferred Stock and Depository Shares, Common Stock, Warrants, Stock Purchase Units and Stock Purchase Contracts Registration Statement

On Form S-8:		Relating to:
File No.	033-60667	United States Steel Corporation Parity Investment Bonus

	333-36840	United States Steel Corporation Savings Fund Plan for Salaried Employees

	333-76392	United States Steel Corporation Non-Officer Restricted Stock Plan

	333-76394	United States Steel Corporation 2002 Stock Plan

	333-99257	United States Steel Corporation Savings Fund Plan for Salaried Employees

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

February 25, 2005